EXHIBIT 99

                             FOR IMMEDIATE RELEASE
              CHARMING SHOPPES ANNOUNCES A REVIEW OF ITS ACCOUNTING
                           PRACTICES FOR STORE LEASES

No Effect on Historical or Future Cash Flows

Bensalem, PA, February 23, 2005 - Charming Shoppes, Inc., (NASDAQ-CHRS), a leading retail apparel chain specializing in women's plus-size apparel, today announced that, in light of the views expressed by the Office of the Chief Accountant of the SEC in a letter dated February 7th, 2005 to the American Institute of Certified Public Accountants, it is currently reviewing its accounting practices regarding the accounting for leases and related deprecia-tion of leasehold improvements with its audit committee and independent auditors.

Charming Shoppes leases substantially all of its stores under non-cancelable operating lease agreements. The Company's store lease agreements generally include standard language on landlord allowances for costs relating to the design, construction, fixturing and opening of stores. Construction allowances vary by store, and represent a reimbursement from the landlord on a portion of the leasehold improvement costs incurred by Charming Shoppes. Similar to restaurant and many other retail companies, Charming Shoppes has consistently classified construction allowances as a reduction in property, equipment and leasehold improvements on the Company's balance sheet and as a reduction in capital expenditures on the Company's statement of cash flows.

Additionally, when accounting for leases with renewal options, the Company has historically recorded rent expense on a straight-line basis over the initial non-cancelable lease term, beginning with the lease commencement date. Depreciation of leasehold improvements occurred over a period that may have included both the initial non-cancelable lease and the option periods provided for in the lease. The Company previously believed that its historical lease accounting practices were appropriate under generally accepted accounting principles.

Based on an internal review and discussions with the audit committee and the Company's independent auditors, the Company has determined that it will adjust its accounting for construction allowances, reclassifying them as a deferred rent liability on the balance sheet and as an operating activity on the Company's statement of cash flows. In addition, construction allowances will be amortized over the related lease term as a reduction of rent expense, rather than as a reduction of depreciation expense. This correction will have no impact on the Company's statement of operations (as both depreciation and rent expense are recorded in cost of goods sold, buying, and occupancy) and will not impact historical or future cash flows.

In addition, the Company is reviewing other aspects of its lease accounting practices including the lease term used in calculating straight-line rent expense and the term used to depreciate leasehold improvements. The Company anticipates that changes in its lease accounting practices will result in the acceleration of annual rental expense and depreciation expense on leasehold improvements.

The Company has not yet made a final determination of the amount of any adjustments; however, it expects to complete its review and make its final determination about the impact of adjustments in connection with the audit of its Fiscal 2005 financial statements. The adjustments are not expected to have any impact on the Company's previously reported comparable store sales, net sales, cash flow, actual lease payments, or economic value of the Company's leasehold improvements.

Charming Shoppes, Inc. operates 2,221 stores in 48 states under the names LANE BRYANT(R), FASHION BUG(R), FASHION BUG PLUS(R), and CATHERINES PLUS SIZES(R). Please visit www.charmingshoppes.com for additional information about Charming Shoppes, Inc.

This press release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. These forward-looking statements include statements regarding future performance, earnings, sales, store openings, closings and relocations, and other matters. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those indicated. Such risks and uncertainties may include, but are not limited to: failure to achieve successful integrations, failure to successfully implement the Company's business plan for increased profitability and growth in the plus-size women's apparel business, changes in or miscalculation of fashion trends, extreme or unseasonable weather conditions, economic downturns, a weakness in overall consumer demand, failure to find suitable store locations, the ability to hire and train associates, trade restrictions and political or financial instability in countries where goods are manufactured, the interruption of merchandise flow to the Company's retail stores from its centralized distribution facilities, competitive pressures, and the adverse effects of natural disasters, acts or threats of war, terrorism, or other armed conflict on the United States and international economies. These, and other risks and uncertainties, are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2004. The words "expect," "project," "estimate," "predict," "anticipate," "plan," "believe" and similar expressions are also intended to identify forward-looking statements. Charming Shoppes assumes no duty to update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

CONTACT:          Gayle M. Coolick
-------           Director of Investor Relations
                  (215) 638-6955